EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-1900 to Form S-8, as amended, of our report dated June 23, 2006 appearing in this Annual Report on Form 11-K/A of the Brown & Brown, Inc. Employees’ Savings Plan and Trust for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP

Certified Public Accountants
Jacksonville, Florida
October 31, 2006